                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12

                               OTG SOFTWARE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                               OTG SOFTWARE, INC.
                            6701 DEMOCRACY BOULEVARD
                               BETHESDA, MD 20817

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 31, 2001

     The Annual Meeting of Stockholders of OTG Software, Inc. (the "Company") will be held at the Bethesda Marriott, 5151 Pooks Hill Road, Bethesda, Maryland 20814, on Thursday, May 31, at 10:00 a.m., local time, to consider and act upon the following matters:

     1. To elect two Class I directors for the ensuing three years.

     2. To amend and restate the 2000 Stock Incentive Plan to increase the number of shares authorized under the plan from 1,834,071 to 3,334,071.

     3. To approve the continuance of the 2000 Stock Incentive Plan.

     4. To ratify the selection by the Board of Directors of KPMG LLP as the Company's independent auditors for the current fiscal year.

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on April 6, 2001 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open following the record date.

                                          By Order of the Board of Directors,

                                          /s/ F. WILLIAM CAPLE
                                          F. William Caple, Secretary

Bethesda, Maryland
April 30, 2001

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                               OTG SOFTWARE, INC.
                            6701 DEMOCRACY BOULEVARD
                               BETHESDA, MD 20817

             PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON THURSDAY, MAY 31, 2001

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of OTG Software, Inc. (the "Company") for use at the Company's Annual Meeting of Stockholders to be held on Thursday, May 31, 2001 (the "Annual Meeting") and at any adjournment of that meeting. All executed proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, executed proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

     On April 6, 2001, the record date for the determination of stockholders entitled to vote at the Annual Meeting (the "Record Date"), there were outstanding and entitled to vote an aggregate of 31,430,466 shares of Common Stock ("Common Stock") of the Company (constituting all of the voting stock of the Company). Holders of Common Stock are entitled to one vote per share.

     The Company's Annual Report for the year ended December 31, 2000 is being mailed to stockholders, along with these proxy materials, on or about May 3, 2001.

     THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS INCLUDED IN THE COMPANY'S ANNUAL REPORT.

                                 VOTES REQUIRED

     The holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

     The affirmative vote of a plurality of the votes cast by stockholders entitled to vote on the matter is required for the election of directors. The affirmative vote of a majority of the shares of Common Stock voting on the matter is required to amend and restate the 2000 Stock Incentive Plan to increase the number of shares authorized under the plan from 1,834,071 to 3,334,071, to approve the continuance of the Company's 2000 Stock Incentive Plan and to ratify the selection by the Board of Directors of KPMG LLP as the Company's independent auditors for the current year.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on matters (such as the election of directors, the continuation and amendment of the stock plan and the ratification of the selection of the auditors) that require the affirmative vote of a plurality or a majority of the votes cast or the shares voting on the matter.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of April 6, 2001 by (i) each person or entity who is known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) by each director or nominee for director, (iii) by each of the executive officers named in the Summary Compensation Table set forth under the caption "Executive Compensation" below and (iv) by all directors and executive officers as a group. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

                                                                                  PERCENTAGE
                                                            NUMBER OF SHARES        OWNED
               NAME OF BENEFICIAL OWNER                  BENEFICIALLY OWNED(1)*      (%)
               ------------------------                  ----------------------   ----------
Richard A. Kay (2).....................................        11,229,022           35.7%
Donald B. Hebb, Jr. (3)................................         4,493,118           14.3%
ABS Capital Partners II, L.P...........................         4,473,118           14.2%
  400 E. Pratt Street, Suite 910
  Baltimore, MD 21202
F. William Caple (4)...................................           350,253            1.1%
Geaton A. DeCesaris, Jr. (5)...........................           297,400            *
Ronald W. Kaiser (6)...................................           279,620            *
John Burton (7)........................................           218,360            *
Gabriel A. Battista (7)................................           137,464            *
Joseph R. Chinnici (7).................................            55,796            *
All executive officers and directors as a group
  (8 persons) (8)......................................        17,061,033           53.5%

---------------
 *  Less than 1% of the outstanding Common Stock.

(1) The number of shares beneficially owned by each stockholder is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after April 6, 2001 through the exercise of any stock option, warrant or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares.

(2) Includes 34,656 shares owned by Rebecca Kay, Mr. Kay's wife, 450,578 shares owned by a minor daughter of Mr. Kay and 1,523,494 shares held by grantor retained annuity trusts organized for the benefit of other minor children of Mr. Kay.

(3) Consists of 20,000 shares issuable upon exercise of options and 4,473,118 shares owned by ABS Capital Partners II, L.P. Mr. Hebb is a managing member of ABS Partners II, LLC, which is the general partner of ABS Capital Partners II, L.P. Mr. Hebb disclaims beneficial ownership of the 4,473,118 shares owned by ABS Capital Partners II, L.P.

(4) Includes 1,000 shares owned by Mr. Caple's wife and 149,999 shares issuable upon exercise of options.

(5) Includes 20,000 shares issuable upon exercise of options and 14,000 shares owned by Mr. DeCesaris' minor children.

(6) Includes 185,842 shares issuable upon exercise of options.

(7) Includes 20,000 shares issuable upon exercise of options.

(8) Includes 435,841 shares issuable upon exercise of options.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     The Company's Amended and Restated Certificate of Incorporation provides that the Board of Directors is classified into three classes (designated as Class I directors, Class II directors and Class III directors), with members of each class holding office for staggered three-year terms. There are currently two Class I directors, whose terms expire at the Annual Meeting, two Class II directors, whose terms expire at the 2002 Annual Meeting of Stockholders, and three Class III directors, whose terms expire at the 2003 Annual Meeting of Stockholders (in all cases subject to the election and qualification of their successors and to their earlier death, resignation or removal).

     The persons named in the enclosed proxy will vote to elect as Class I directors the two nominees named below, both of whom are presently Class I directors of the Company, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. All of the nominees have indicated their willingness to serve, if elected, but if any should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board of Directors. Each Class I director will be elected to hold office until the 2004 Annual Meeting of Stockholders (subject to the election and qualification of his successor and to his earlier death, resignation or removal).

NOMINATION OF CLASS I DIRECTORS

     Set forth below, for each nominee for Class I director, are his name and age, his positions with the Company, his principal occupation and business experience during the past five years and the year of the commencement of his term as a director of the Company:

     JOSEPH R. CHINNICI is 46 years old and has served on the Board of Directors since June 1998. Since September 1994, Mr. Chinnici has served in a number of positions at CIENA Corporation, a telecommunications equipment manufacturer, and currently serves as CIENA Corporation's senior vice president, finance and chief financial officer.

     DONALD B. HEBB, JR. is 58 years old and has served on the Board of Directors since June 1998. Mr. Hebb has been a managing member of the general partner of ABS Capital Partners II, L.P., a private equity firm, and related entities since March 1993. Mr. Hebb currently serves as a director of T. Rowe Price Group, Inc., an investment management firm, and SBA Communications Corporation, an owner and operator of wireless communications structures.

INCUMBENT DIRECTORS

     Set forth below, for each incumbent director, are his name and age, his positions with the Company, his principal occupation and business experience during the past five years and the year of the commencement of his term as a director of the Company:

                          INCUMBENT CLASS II DIRECTORS

     F. WILLIAM CAPLE is 42 years old and has served on the Board of Directors since December 1997. Mr. Caple has served as the Company's executive vice president since May 1996. From January 1994 to April 1996, Mr. Caple was a partner in the law firm of Galland, Kharasch, Morse & Garfinkel, now known as Galland, Kharasch, Greenberg, Fellman & Swirsky, P.C.

     JOHN BURTON is 49 years old and has served on the Board of Directors since June 1998. Mr. Burton has served as managing director of Updata Capital, Inc., an investment banking firm, since March 1997. From February 1995 to February 1997, Mr. Burton served as president of Burton Technology Partners, Ltd., an investment and venture capital firm. Mr. Burton currently serves as a director of Epresence, Inc.

                         INCUMBENT CLASS III DIRECTORS

     RICHARD A. KAY, the Company's founder, is 45 years old and has served as the Company's chairman, president and chief executive officer since the Company's inception in 1992. Prior to founding the Company, Mr. Kay co-founded National Operator Services, Inc., a reseller of telephone operator services, and NOS Communications, a reseller of AT&T long distance services.

     GABRIEL A. BATTISTA is 56 years old and has served on the Board of Directors since June 1998. Mr. Battista has served as chairman of the board of directors, president and chief executive officer of Talk.com, Inc., an e-commerce and telecommunications services company, since January 1999. From October 1996 to December 1998, Mr. Battista served as the chief executive officer of Network Solutions, Inc., an Internet domain name registration company. From February 1991 to October 1996, Mr. Battista served as the president and chief executive officer of Cable & Wireless, Inc., a telecommunications company. Mr. Battista also currently serves as a director of Systems & Computer Technology Corporation and Via Net.Works, Inc.

     GEATON A. DECESARIS, JR. is 45 years old and has served on the Board of Directors since June 1998. Mr. DeCesaris has served as the president, chief executive officer and a director of Washington Homes, Inc., a national homebuilding company, since August 1988.

                          BOARD AND COMMITTEE MEETINGS

     The Board of Directors has a Compensation Committee composed of Messrs. Burton, Battista and DeCesaris. The Compensation Committee reviews executive salaries, administers the Company's bonus, incentive compensation and stock plans and approves the salaries and other benefits of the executive officers. In addition, the Compensation Committee consults with management regarding the Company's pension and other benefit plans and compensation policies and practices. The Compensation Committee met three times during 2000.

     The Board of Directors also has an Audit Committee, currently composed of Messrs. Chinnici, Hebb and DeCesaris, which reviews the professional services provided by the Company's independent accountants, the independence of the accountants from the Company's management, annual financial statements and the Company's system of internal accounting controls. The Audit Committee also reviews such other matters with respect to the Company's accounting, auditing and financial reporting practices and procedures as it may find appropriate or may be brought to its attention. The Audit Committee met three times during 2000.

     The Board of Directors met 10 times during 2000. Each director attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all committees on which the director then served.

                             DIRECTOR COMPENSATION

     Directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors and are paid $1,000 per meeting attended. The Company may, in its discretion, grant stock options and other equity awards to non-employee directors from time to time pursuant to stock incentive plans. In June 1999, the Company granted options to purchase 10,000 shares of Common Stock to each of Messrs. Battista, Burton, Chinnici, DeCesaris and Hebb, each of whom a non-employee director, at an exercise price of $2.75 per share. These options vested in full upon the date of grant. In December 2000, the Company granted options to purchase 10,000 shares of Common Stock to each of Messrs. Battista, Burton, Chinnici, DeCesaris and Hebb at an exercise price of $10.25. These options vest in full on the date of the Annual Meeting.

                             EXECUTIVE COMPENSATION

  Summary Compensation

     The following table sets forth the total compensation paid or accrued for the last three years for the Company's Chief Executive Officer and its two other executive officers (together, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                                          COMPENSATION
                                                                          ------------
                                                    ANNUAL COMPENSATION    SECURITIES
                                                    -------------------    UNDERLYING       ALL OTHER
      NAME AND PRINCIPAL POSITION          YEAR      SALARY     BONUS      OPTIONS(1)    COMPENSATION(2)
      ---------------------------        --------   --------   --------   ------------   ---------------
Richard A. Kay.........................    1998     $485,000   $115,000           --         $   --
  Chairman of the Board, President and     1999      485,000    115,000           --          6,030
  Chief Executive Officer                  2000      485,000    115,000           --          7,094

F. William Caple.......................    1998      125,000     50,200           --             --
  Executive Vice President and             1999      155,503     49,950      200,000          6,030
     Secretary                             2000      175,000    260,925           --          7,113

Ronald W. Kaiser.......................    1998       81,231         --      229,412             --
  Chief Financial Officer and Treasurer    1999      192,524     41,076      100,000          6,030
                                           2000      199,227    189,535           --          8,364

---------------
(1) Represents the number of shares covered by options to purchase shares of Common Stock granted during the applicable year.

(2) These amounts represent health insurance premiums and 401(k) matching funds paid by the Company on behalf of the Named Executive Officer.

  Stock Option Grants

     No stock options were granted to any of the Named Executive Officers during the year ended December 31, 2000.

  Option Exercises and Year-End Option Values

     The following table sets forth certain information concerning option exercises by the Named Executive Officers in 2000 and the number and value of unexercised options held by each of the Named Executive Officers on December 31, 2000.

          AGGREGATE OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

                                                               NUMBER OF
                                                           SHARES UNDERLYING           VALUE OF UNEXERCISED
                           NUMBER OF                    UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS
                            SHARES                          FISCAL YEAR END            AT FISCAL YEAR END(2)
                          ACQUIRED ON      VALUE      ---------------------------   ---------------------------
          NAME             EXERCISE     REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----            -----------   -----------   -----------   -------------   -----------   -------------
Richard A. Kay..........    None        $       --           --             --      $       --     $       --
F. William Caple........    None                --      133,332         66,668       1,907,394        953,726
Ronald W. Kaiser........    100,000      1,733,725      179,117        150,295       2,524,252      2,096,685

---------------
(1) Represents the difference between the exercise prices and the fair market value per share of the Common Stock at the date of exercise. The fair market value was the last sale price of the Common Stock on the date of exercise as reported on The Nasdaq Stock Market.

(2) Represents the difference between the exercise price and $16.15, which was the last sale price of the Common Stock as reported on The Nasdaq Stock Market on December 29, 2000, the last trading day of 2000.

                             EMPLOYMENT AGREEMENTS

     Mr. Kay serves as our chairman, president and chief executive officer pursuant to the terms of an employment agreement dated June 9, 1999. The term of the agreement continues until December 31, 2003. Pursuant to the terms of the agreement, Mr. Kay's initial annual compensation consists of a base salary of $485,000 and a bonus of at least $115,000. After the first year, Mr. Kay's annual compensation will be determined by the board of directors. Upon termination without cause, as defined in the agreement, Mr. Kay is entitled to severance payments equal to (1) the greater of (a) the remaining portion of his compensation for the remaining term of the agreement, or (b) the amount of his then current annual salary, to be paid in monthly installments over a 12 month period and (2) the annual bonus that would otherwise have been paid to Mr. Kay for the fiscal year in which he was terminated, to be paid in one lump sum payment within 90 days of the date of termination. Upon termination without cause, Mr. Kay is entitled to continue to receive the same health, disability and term life insurance benefits as were provided prior to termination until the earlier of his employment by a third party or December 31, 2003. Under the agreement, Mr. Kay agreed not to compete with us during the term of his employment and for two years after his termination. In addition, Mr. Kay agreed not to solicit our employees or customers during the same period. However, if we terminate Mr. Kay without cause, or he terminates his employment because we demoted him, because he is not elected or is removed as chairman of the board or because we have relocated our principal executive offices more than 50 miles from Bethesda, Maryland, the non-competition and non-solicitation provisions of the agreement expire upon the date of termination his employment.

     Mr. Caple serves as our executive vice president pursuant to the terms of an employment agreement dated January 1, 1998, as amended. The term of the agreement continues until December 31, 2002. Pursuant to the terms of the agreement, Mr. Caple's annual compensation consists of a base salary of $175,000 and a bonus of at least 33.3% of his base salary. Mr. Caple's base salary automatically increased by 10% on January 1, 2001 and will automatically increase each January 1 thereafter throughout the term of the agreement. Upon termination without cause, as defined in the agreement, Mr. Caple is entitled to severance payments equal to the amount of his then current annual salary, to be paid in two installments, the first of which must be paid on the date of termination and the second of which must be paid within 90 days of the date of termination. Mr. Caple agreed not to compete with us during the term of his employment and for a period after the termination of his employment equal to the lesser of two years or the length of his employment period, if less than two years. In addition, Mr. Caple agreed not to solicit our employees or customers during the same period.

     Mr. Kaiser serves as our chief financial officer pursuant to the terms of an employment agreement dated May 28, 1998, as amended. The term of the agreement continues until May 31, 2001. Pursuant to the terms of the agreement, Mr. Kaiser's initial annual compensation consisted of a base salary of $187,000 and a bonus of at least 30% of his base salary. In June 2000, our Compensation Committee increased Mr. Kaiser's base salary to $205,700 per year, retroactive to January 2000. Upon termination without cause or upon a change of control, as each is defined in the agreement, Mr. Kaiser is entitled to severance payments equal to 12 months of his then current annual salary, to be paid in monthly installments over a 12 month period, and health insurance benefits for the same period. In addition, the agreement provides Mr. Kaiser's options will continue to vest for a period of 12 months after termination without cause. Pursuant to the agreement, Mr. Kaiser received an option to purchase 329,412 shares of our Common Stock at a price of $1.84 per share vesting over four years. Mr. Kaiser agreed not to compete with us during the term of his employment and for a period after the termination of his employment equal to the lesser of two years or the length of his employment period, if less than two years. In addition, Mr. Kaiser agreed not to solicit our employees or customers during the same period.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

     In December 2000, Sonet Solutions, Inc., a provider of call accounting software and other services to telecommunications providers which is wholly-owned by Richard A. Kay, purchased $112,000 worth of EmailXtender(TM) software licenses from OTG Software for its own internal use.

     In June 1998, the Company entered into a note purchase agreement with ABS Capital Partners II, L.P., Greylock IX Limited Partnership and Michael P. Murray, as purchasers (the "Purchasers"). Under the terms of the note purchase agreement, the Company issued an aggregate principal amount of $7,636,364 in subordinated convertible notes and an aggregate principal amount of $4,363,636 in senior subordinated notes to the Purchasers. The subordinated convertible notes issued by the Company converted automatically into 4,161,506 shares of Common Stock upon the closing of the Company's initial public offering. The senior subordinated notes provided for accrued interest of 8% per annum through June 9, 1999, 10% until June 9, 2000 and 12% thereafter until maturity. By their terms, these notes became immediately due and payable upon the closing of the initial public offering. On March 15, 2000, the outstanding balance of principal and interest on all of the senior subordinated notes was $4.5 million, which was paid in full at that time.

     The following table sets forth

     - the principal amount of subordinated convertible notes and the number of shares of Common Stock into which such notes converted, and

     - amount of principal and interest paid on March 15, 2000 in full satisfaction of the senior subordinated notes issued to each purchaser by the Company.

                                              SUBORDINATED   SHARES OF COMMON      SENIOR
                                              CONVERTIBLE      STOCK ISSUED     SUBORDINATED
                    NAME                         NOTES       UPON CONVERSION       NOTES
                    ----                      ------------   ----------------   ------------
ABS Capital Partners II, L.P. ..............   $5,717,728       3,115,928       $ 3,354,102
Greylock IX Limited Partnership.............    1,909,090       1,040,376         1,119,900
Michael P. Murray...........................        9,546           5,202             5,600
                                               ----------       ---------       -----------
Total.......................................   $7,636,364       4,161,506       $44,479,602
                                               ==========       =========       ===========

     Pursuant to the voting agreement, dated June 9, 1998, by and among the Purchasers, Richard A. Kay, F. William Caple, Alexandra Kay, Mr. Kay's daughter, and the Company, the Purchasers were given the right to designate one member of the Board of Directors of the Company. The Purchasers designated Donald B. Hebb, Jr. to serve on the Board of Directors. Mr. Hebb is the managing member of ABS Partners II, LLC, the general partner of ABS Capital Partners II, L.P. Mr. Murray, one of the Purchasers, is a managing director of Deutsche Banc Alex. Brown, one of the managing underwriters in the Company's March 2000 initial public offering and its November 2000 follow-on public offering. These rights terminated upon the closing of the Company's initial public offering.

     In March 1998, the Company entered into a stock purchase agreement with Eugene S. Sandler, a former stockholder who then held 39.6% of the Company's Common Stock. Under this agreement, the Company purchased all of Mr. Sandler's shares of the Company's Common Stock for a purchase price of $6.0 million in cash and a promissory note in the principal amount of $5.5 million bearing interest at a rate of 10% per year. In January 2000, Mr. Kay partially satisfied the Company's obligation to Mr. Sandler by paying Mr. Sandler $1.0 million on the Company's behalf. Under the terms of the promissory note, the Company paid Mr. Sandler all outstanding principal and interest, or $4.2 million, upon the closing of the Company's initial public offering. In March 2000, the Company reimbursed Mr. Kay $1.0 million from the proceeds of the initial public offering.

     In March 1992, the Company entered into a loan agreement and related promissory note with Mr. Kay in order to secure working capital for the Company's operations. The loan agreement and the promissory note originally provided for Mr. Kay to make unsecured loans to the Company up to a maximum principal amount of $650,000. On December 1, 1993, the promissory note was amended to increase the maximum principal amount of the promissory note to $700,000. On December 1, 1994, the promissory note was amended again to increase the maximum principal amount of the promissory note to $1.0 million and to make the promissory note payable upon demand. Amounts that the Company borrowed under the loan agreement bore simple interest at a rate of 8% per year. Upon the closing of the Company's initial public offering, the Company paid Mr. Kay all outstanding principal and interest, or $477,000, under this arrangement.

     In addition, in June 1998, the Company borrowed an aggregate principal amount of $1.5 million from Mr. Kay in order to secure working capital for the Company's operations pursuant to two promissory notes. These notes earned 8% interest which was payable quarterly. The principal amount of these notes and all accrued interest, or $1.5 million, was paid in full upon the closing of the Company's initial public offering.

     As a condition to entering into a loan agreement with the Company, PNC Bank required Mr. Kay to enter into an escrow agreement, dated July 22, 1999, with the Company, PNC Bank and Bankers Trust, as escrow agent. Pursuant to this escrow agreement, Mr. Kay deposited marketable securities held by him with the escrow agent as security for payments to be made by the Company under the promissory note the Company issued to Mr. Sandler, as described above. If the Company had failed to make payments under this promissory note when due, or if the Company had become obligated to make a balloon payment under the terms of the promissory note, the escrow agreement provided that PNC Bank could have directed the escrow agent to sell Mr. Kay's shares and could have applied the proceeds of the sale to the required payment. The escrow agreement terminated when the Company paid in full all of its obligations to PNC Bank under the loan agreement, or $5.0 million, in March 2000.

     In January 2000, Mr. Kay sold an aggregate of 42,000 shares of the Company's Common Stock to four members of the Board of Directors at a per share price of $5.50. During the period beginning June 1998 through January 2000, Mr. Kay issued convertible promissory notes to ABS Capital Partners II, L.P. and Mr. Michael Murray, which converted at the closing of the Company's initial public offering into an aggregate of 1,962,190 and 1,000 shares, respectively, of the Company's Common Stock owned by Mr. Kay. The conversion price of these convertible notes ranged from $2.75 to $5.50 per share.

     In January 1997, the Company sold 269,254 shares of Common Stock to Mr. Caple, for an aggregate purchase price of $102,698. Mr. Caple paid for these shares with a promissory note bearing 8% interest per annum that becomes due January 1, 2002. As of January 10, 2000, the outstanding balance of Mr. Caple's note to the Company was $135,540.

     The Company has entered into indemnification agreements with each of the Company's directors and officers. Such indemnification agreements will require the Company to indemnify the directors and officers to the fullest extent permitted by Delaware law.

     The Board of Directors has adopted the policy that all future transactions, including loans between the Company and its officers, directors, principal stockholders and their affiliates, will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     This report addresses the compensation policies of the Company applicable to its officers during fiscal 2000. The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee"), which is composed of three non-employee directors. The Committee is responsible for determining the compensation package of each executive officer, including the Chief Executive Officer. In fiscal 2000, the Board of Directors did not modify in any material way or reject any action or recommendation of the Committee with respect to executive officer compensation.

OVERVIEW AND PHILOSOPHY

     The Company's executive compensation program is designed to promote the following objectives:

     -- To provide competitive compensation that will help attract, retain and reward highly qualified executives who contribute to the long-term success of the Company.

     -- To align management's interests with the success of the Company by placing a portion of the executive's compensation at risk in relation to the Company's performance.

     -- To align management's interests with stockholders by including long-term equity incentives.

     The Committee believes that the Company's executive compensation program provides an overall level of compensation that is competitive within its industry and among companies of comparable size and complexity. To ensure that compensation is competitive, the Company regularly compares its compensation practices with those of other similar companies and sets its compensation guidelines based on this review. The Committee also seeks to achieve an appropriate balance of the compensation paid to a particular individual and the compensation paid to other executives and attempts to maintain an appropriate mix of salary and incentive compensation. While compensation data are useful guides for comparative purposes, the Committee believes that a successful compensation program also requires the application of judgment and subjective determinations of individual performance.

EXECUTIVE COMPENSATION PROGRAM

     The Company's executive compensation program consists of base salary, annual incentive compensation in the form of cash bonuses and long-term equity incentives in the form of stock options. Executive officers also are eligible to participate in certain benefit programs which are generally available to all employees of the Company, such as life insurance benefits and the Company's 2000 Employee Stock Purchase Plan and 401(k) savings plan.

BASE SALARY

     At the beginning of each year, the Committee establishes an annual salary plan for the Company's senior executive officers based on recommendations made by the Company's Chief Executive Officer. The Committee attempts to set base salary compensation within the range of salaries of executive officers with comparable qualifications, experience and responsibilities at other companies in the same or similar businesses, and of comparable size and success. In setting the annual cash compensation for Company executives, the Committee reviews compensation for comparable positions by reviewing compensation data available in a number of publicly available surveys and databases. All of the companies in the H&Q Computer Software Index (as defined below) are included, along with other companies, in the compensation data reviewed. In addition to external market data, salary determinations depend both upon the Company's financial performance and upon the individual's performance as measured by certain subjective non-financial objectives. These non-financial objectives include the individual's contribution to the Company as a whole, including his or her ability to motivate others, develop the skills necessary to grow as the Company matures, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success.

ANNUAL INCENTIVE COMPENSATION

     The Company's bonus program is designed to provide its key employees with cash incentives to achieve the Company's financial goals. During 2000, the Company paid cash bonuses in the amount of $115,000 to Richard A. Kay, $260,925 to F. William Caple, and $189,535 to Ronald W. Kaiser, pursuant to the contractual terms of their respective employment agreements.

LONG-TERM EQUITY INCENTIVES

     The Company's stock option program is designed to promote the identity of long-term interests between the Company's employees and its stockholders and to assist in the retention of executives. The size of option grants is generally intended by the Committee to reflect the executive's position with the Company and his or her contributions to the Company. Stock options generally vest over a three to five year period in order to encourage key employees to continue in the employ of the Company. In 2000, all stock options were granted at an option price equal to the fair market value of the Company's Common Stock on the date of the grant.

BENEFITS

     The Company's executive officers are entitled to receive medical and life insurance benefits and to participate in the Company's 401(k) retirement savings plan on the same basis as other full-time employees of the Company. The Company's 2000 Employee Stock Purchase Plan, which is available to virtually all employees including executive officers, allows participants to purchase shares at a discount of 15% from the fair market value at the beginning or end of the applicable purchase period.

     The amount of perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of salary and bonus for 2000 for any of the Named Executive Officers.

SUMMARY OF COMPENSATION OF CHIEF EXECUTIVE OFFICER

     In 2000, Mr. Kay, the Company's Chief Executive Officer, received a salary of $485,000 in accordance with the terms of his employment agreement. Mr. Kay's bonus was $115,000. Mr. Kay's bonus was consistent with the bonus he received in the prior year under his employment agreement.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the corporation's Chief Executive Officer and four other most highly paid executive officers. Qualifying performance-based compensation will not be subject to the deduction limitation if certain requirements are met. The Committee has determined that it will make every reasonable effort, consistent with sound executive compensation principles and the needs of the Company, to ensure that all amounts paid to the Company's Chief Executive Officer or to any of the other Named Executive Officers comply with Section 162(m).

                                          COMPENSATION COMMITTEE

                                          John Burton
                                          Gabriel A. Battista
                                          Geaton A. DeCesaris, Jr.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Company's Board of Directors is composed of three members and acts under a written charter. A copy of this charter is attached to this proxy statement as Appendix A. The members of the Audit Committee are independent directors, as defined by its charter and the rules of The Nasdaq Stock Market. The Audit Committee held three meetings during the fiscal year ended December 31, 2000.

     The Audit Committee reviewed the Company's audited financial statements for the fiscal year ended December 31, 2000 and discussed these financial statements with the Company's management. Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent accountants are responsible for performing an independent audit of the Company's financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report on those financial statements. The Audit Committee is responsible for monitoring and overseeing these processes. As appropriate and consistent with its business judgment, the Audit Committee reviews and evaluates, and discusses with the Company's management, internal accounting, financial and auditing personnel and the independent auditors, the following:

     - the plan for, and the independent auditors' report on, each audit of the Company's financial statements;

     - the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission;

     - changes in the Company's accounting practices, principles, controls or methodologies;

     - significant developments or changes in accounting rules applicable to the Company; and

     - the adequacy of the Company's internal controls and accounting, financial and auditing personnel.

Management represented to the Audit Committee that the Company's financial statements had been prepared in accordance with generally accepted accounting principles.

     The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with KPMG LLP, the Company's independent auditors. SAS 61 requires the Company's independent auditors to discuss with the Company's Audit Committee, among other things, the following:

     - methods to account for significant unusual transactions;

     - the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

     - the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

     - disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

     The Company's independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In addition, the Audit Committee discussed with the independent auditors their independence from the Company. The Audit Committee also considered whether the independent auditors' provision of other, non-audit related services to the Company is compatible with maintaining such auditors' independence.

     Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

                                          AUDIT COMMITTEE

                                          Joseph R. Chinnici
                                          Donald B. Hebb, Jr.
                                          Geaton A. DeCesaris, Jr.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company did not have a Compensation Committee until November 1999. Prior to that time, the entire Board of Directors performed the function of a Compensation Committee. No member of the Compensation Committee is an officer or employee. No interlocking relationships exist between the Board of Directors or Compensation Committee and the Board of Directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

                               LEGAL PROCEEDINGS

     Neither the Company nor any members of the Board of Directors are parties to any material legal proceedings.

                         COMPARATIVE STOCK PERFORMANCE

     The following graph compares the cumulative total stockholder return on the Common Stock of the Company from March 10, 2000 (the first trading date following the Company's initial public offering) to December 31, 2000 with the cumulative total return of (i) U.S. companies traded on The Nasdaq Stock Market (the "Nasdaq Index") and (ii) the J.P. Morgan Hambrecht and Quist Technology Index -- Software Sector (the "H&Q Computer Software Index"). This graph assumes the investment of $100.00 on March 10, 2000 in the Company's Common Stock, the Nasdaq Index and the H&Q Computer Software Index, and assumes any dividends are reinvested.

                 COMPARISON OF 9 MONTH CUMULATIVE TOTAL RETURN
                           AMONG OTG SOFTWARE, INC.,
      THE NASDAQ STOCK MARKET (U.S.) INDEX AND H&Q COMPUTER SOFTWARE INDEX
[COMPARISON LINE GRAPH]

                                                                              H&Q COMPUTER SOFTWARE        NASDAQ STOCK MARKET
                                                   OTG SOFTWARE, INC.                 INDEX                      (U.S.)
                                                   ------------------         ---------------------        -------------------
3/10/00                                                  100.00                      100.00                      100.00
3/31/00                                                   71.75                       85.63                       90.28
4/30/00                                                   39.15                       74.11                       75.98
5/31/00                                                   34.37                       64.87                       66.82
6/30/00                                                   50.83                       75.64                       78.24
7/31/00                                                   59.40                       70.05                       74.03
8/31/00                                                   39.82                       87.29                       82.75
9/30/00                                                   72.75                       87.80                       72.44
10/31/00                                                  56.06                       81.37                       66.17
11/30/00                                                  33.15                       58.68                       50.95
12/31/00                                                  28.73                       60.70                       48.40

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company is not aware of any failure during 2000 by its officers, directors or holders of 10% of the Company's Common Stock to comply in a timely manner with the filing requirements of Section 16(a) of the Securities Exchange Act of 1934.

    PROPOSAL 2 -- AMENDMENT AND RESTATEMENT OF THE 2000 STOCK INCENTIVE PLAN
           TO INCREASE THE NUMBER OF SHARES AUTHORIZED UNDER THE PLAN
                          FROM 1,834,071 TO 3,334,071

     The Board of Directors amended and restated the 2000 Stock Incentive Plan (the "2000 Plan") in April 2001 to increase the number of shares authorized under the 2000 Plan from 1,834,071 to 3,334,071. This amendment and restatement of the 2000 Plan requires the approval of the Company's stockholders. The Board of Directors believes the increase in the number of shares authorized for issuance under the 2000 Plan is necessary to replace shares subject to terminated stock options under the Company's 1998 Stock Incentive Plan that are not reissuable as a result of the termination of that plan, and in general to ensure that sufficient shares be available for grant under the 2000 Plan to attract, retain and motivate high quality employees.

SUMMARY OF THE 2000 PLAN

     The following is a summary of the material provisions of the 2000 Plan. A copy of the 2000 Plan is attached to this proxy statement as Appendix B.

DESCRIPTION OF AWARDS

     The 2000 Plan provides for the grant (each, an "Award") of incentive stock options within the meaning of Section 422 of the Code ("incentive stock options"), options not intended to qualify as incentive stock options ("nonstatutory stock options"), restricted stock Awards and other stock-based Awards, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights. Generally, Awards under the 2000 Plan are not assignable or transferable except by will or the laws of descent and distribution.

     INCENTIVE STOCK OPTIONS AND NONSTATUTORY STOCK OPTIONS. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Subject to the limitations described below, options may be granted at an exercise price which may be less than, equal to, or greater than the fair market value of the Common Stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the total combined voting power of the Company or its parent or subsidiary corporations). Options may not be granted for a term in excess of ten years (or more than five years in the case of incentive stock options granted to optionees holding more than 10% of the total combined voting power of the Company or its parent or subsidiary corporations). Payment for Common Stock upon exercise of incentive stock options and nonstatutory stock options may be made
(i) in cash or by check, payable to the order of the Company; (ii) except as the Board of Directors may otherwise provide in a particular option agreement, by delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price; (iii) by delivery of shares of Common Stock valued at their fair market value as determined by the Board of Directors in good faith and owned by the participant for at least six months; (iv) by payment of such other lawful consideration as the Board may determine; or (v) through any combination of the foregoing methods of payment.

     RESTRICTED STOCK AWARDS. Restricted stock Awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Awards are not satisfied prior to the end of the applicable restriction period established for such Award.

     OTHER STOCK-BASED AWARDS. Under the 2000 Plan, the Board of Directors has the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN

     The Company first authorized 1,000,000 shares of its Common Stock for issuance under the 2000 Plan. Under the terms of the 2000 Plan, the number of shares of the Company's Common Stock available for issuance under the 2000 Plan automatically increases on the first trading day of each calendar year, during the ten-year term of the 2000 Plan, by an amount equal to 3% of the shares of the Common Stock outstanding on the last trading day of the preceding calendar year, provided that the annual increase will not in any event exceed 1,000,000 shares. In January 2001, the number of shares of Common Stock available for issuance under the 2000 Plan increased by 834,071 shares in accordance with the terms of the 2000 Plan.

ELIGIBILITY TO RECEIVE AWARDS

     Officers, employees, directors of, and consultants and advisors to the Company (and any individuals who have accepted an offer for employment) are eligible to be granted Awards under the 2000 Plan. Under present law, however, incentive stock options may be granted only to employees. The maximum number of shares with respect to which Awards may be granted to any participant under the 2000 Plan may not exceed 500,000 shares per calendar year.

     As of December 31, 2000, the Company had 274 full-time employees, including officers, and five non-employee directors. All full-time employees and non-employee directors were eligible to participate in the 2000 Plan. The number of individuals receiving Awards varies from year to year depending on various factors, such as the number of promotions and the Company's hiring needs during the year, and thus the Company cannot now determine future Award recipients.

     On April 27, 2001 the last reported sale price of the Common Stock on The Nasdaq Stock Market was $5.89 per share.

ADMINISTRATION

     The 2000 Plan is administered by the Compensation Committee. Subject to the provisions of the 2000 Plan, the Compensation Committee has the authority to select the persons to whom Awards are granted and determine the terms of each Award, including (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options and (iv) the number of shares of Common Stock subject to any restricted stock or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

     The Compensation Committee may amend, modify or terminate any outstanding Award, including without limitation, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option into a nonstatutory stock option, subject to the participant's consent if such amendment, modification or termination would materially or adversely affect the participant. The Compensation Committee may also accelerate the date on which an option, restricted stock Award or a stock-based Award becomes exercisable, becomes free of its restrictions or conditions or becomes realizable, as the case may be.

     Upon the occurrence of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend and other than the stock split declared by the Board of Directors on January 18, 2000, the Board of Directors will make adjustments to the number and class of securities available under the 2000 Plan, the maximum number of shares with respect to which Awards may be granted to any participant under the 2000 Plan, the number and class of security and exercise price subject to each outstanding option, the repurchase price subject to each outstanding restricted stock Award, and the terms of each other outstanding stock-based Award to the extent that the Board of Directors determines in good faith that such adjustments are necessary and appropriate.

     In the event of a proposed liquidation or dissolution of the Company, the Board of Directors shall upon written notice to the participants provide that all then unexercised options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board of Directors may specify the effect of a liquidation or dissolution on any restricted stock Award or other Award granted under the 2000 Plan at the time of the grant of such Award.

     In the event of an Acquisition Event (as defined in the 2000 Plan) or a written commitment by the Company with respect to an Acquisition Event, the Board of Directors is required to provide for outstanding options to be assumed or substituted for by the acquiring or succeeding corporation. However, if the acquiring or succeeding corporation does not agree to assume, or substitute for, such options, then the Board will provide that all options will become exercisable in full as of a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the participants before the consummation of such Acquisition Event. In addition, upon the occurrence of an Acquisition Event, the repurchase and other rights of the Company under each outstanding restricted stock Award shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Common Stock subject to such restricted stock Award. The Board will specify the effect of an Acquisition Event on any other stock-based Award granted under the 2000 Plan at the time of the grant of such Award. In addition, if there is a Change in Control Event (as defined in the 2000 Plan), or if the Acquisition Event also constitutes a Change in Control Event, then the vesting schedule of all of the assumed, substituted, or other stock-based Awards shall be accelerated in part so that one-half of the number of shares that would otherwise have first become vested, exercisable, realizable or free from restrictions, as the case may be, on any date after the Change in Control Event shall immediately become exercisable, realizable or free from restrictions, as the case may be. The remaining one-half of such number of shares shall continue to become vested, exercisable, realizable or free from restrictions, as the case may be, in accordance with the original schedule, with one-half of the number of shares that would otherwise have first become vested, exercisable, realizable or free from restrictions, as the case may be, becoming so vested, exercisable, realizable or free from restrictions, as the case may be, on each subsequent vesting date in accordance with the original schedule. Notwithstanding the foregoing, if the Change of Control Event is intended to be accounted for as a "pooling of interests" for financial accounting purposes, and if the acceleration to be effected would preclude such accounting, then no such acceleration shall occur upon the Change of Control Event.

     If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 2000 Plan, subject, however, in the case of incentive stock options to any limitations under the Code.

     No Award may be granted under the 2000 Plan after January 2010, but the vesting and effectiveness of Awards granted before those dates may extend beyond those dates. The Board of Directors may amend, suspend or terminate the 2000 Plan or any portion thereof at any time.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the Plan and with respect to the sale of Common Stock acquired under the Plan.

INCENTIVE STOCK OPTIONS

     In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

     Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price. If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

     If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss in an amount equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

NONSTATUTORY STOCK OPTIONS

     As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

     With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

RESTRICTED STOCK

     A participant will not recognize taxable income upon the grant of a restricted stock Award unless the participant makes an election under Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a
Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary compensation income, for the year in which the Award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time the Award is granted and the purchase price paid for the Common Stock. If a Section 83(b) Election is not made, then the participant will recognize ordinary compensation income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock. The participant will have a tax basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

     Upon the disposition of the Common Stock acquired pursuant to a restricted stock Award, the participant will recognize a capital gain or loss in an amount equal to the difference between the sale price of the Common Stock and the participant's tax basis in the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin just after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made, or just after the Award is granted if a Section 83(b) Election is made.

OTHER STOCK-BASED AWARDS

     The tax consequences associated with any other stock-based Award granted under the Plan will vary depending on the specific terms of the Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award, and the participant's holding period and tax basis for the Award or underlying Common Stock.

TAX CONSEQUENCES TO THE COMPANY

     The grant of an Award under the Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the Plan, including in connection with a restricted stock Award or as a result of the exercise of a nonstatutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

BOARD RECOMMENDATION

     The Board of Directors believes that the approval of the amendment and restatement of the 2000 Plan is in the best interests of the Company and its stockholders and therefore recommends that the stockholders vote FOR this proposal.

   PROPOSAL 3 -- APPROVAL OF THE CONTINUANCE OF THE 2000 STOCK INCENTIVE PLAN

     Section 162(m) of the Internal Revenue Code, as amended (the "Code"), generally disallows a tax deduction to public corporations for compensation in excess of $1 million paid to the corporation's chief executive officer and four other most highly compensated officers. Qualifying performance-based compensation is not subject to the deduction limitation if certain requirements are met. In particular, income recognized upon the exercise of a stock option is not subject to the deduction limitation if, among other things, the option was issued under a plan approved by the stockholders, which plan provides a limit on the number of shares that may be issued under the plan to any individual.

     The Company amended and restated the 2000 Plan in April 2001 to comply with the requirements of Section 162(m). In order for options and restricted stock granted under the 2000 Plan, as amended, to comply with Section 162(m) after the Annual Meeting, the continuance of the 2000 Plan must be approved by the stockholders. If the stockholders do not approve the continuance of the 2000 Plan, the Company will not grant any future options or make any further restricted stock awards under the 2000 Plan. Please refer to the summary of the material provisions of the 2000 Plan provided above in the discussion of Proposal Two. A copy of the 2000 Plan is attached to this proxy statement as Appendix B.

BOARD RECOMMENDATION

     The Board of Directors believes that the approval of the continuance of the 2000 Plan is in the best interests of the Company and its stockholders and therefore recommends that the stockholders vote FOR this proposal.

        PROPOSAL 4 -- RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected the firm of KPMG LLP as the Company's independent auditors for the current fiscal year. KPMG LLP has served as the Company's independent auditors since July 1999. Although stockholder approval of the Board of Directors' selection of KPMG LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors may reconsider its selection of KPMG LLP.

     Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

AUDIT FEES

     KPMG LLP billed the Company an aggregate of $117,829 in fees for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     KPMG LLP did not bill the Company for any professional services rendered to the Company and its affiliates for the fiscal year ended December 31, 2000 in connection with financial information systems design or implementation, the operation of the Company's information system or the management of its local area network.

ALL OTHER FEES

     KPMG LLP billed the Company an aggregate of $536,479 in fees for other services rendered to the Company and its affiliates for the fiscal year ended December 31, 2000. Such amount is comprised of $394,929 in fees related to registration statements connected with the Company's initial public offering in March 2000 and secondary offering in November 2000, and $141,550 in fees related to tax and other advisory services.

LEASED EMPLOYEES

     The Company has been informed by KPMG LLP that work performed by persons other than full-time, permanent employees of KPMG LLP accounted for 0% of the hours expended on the KPMG LLP's engagement to audit the Company's financial statements for the most recent fiscal year.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, the Company will reimburse them for their out-of-pocket expenses in this regard.

     Pursuant to Securities Exchange Act Rule 14a-8(e), proposals of stockholders intended to be presented at the 2002 annual meeting of Stockholders must be received by the Company at its principal office at 6701 Democracy Boulevard, Bethesda, Maryland, 20817, not later than January 3, 2002 for inclusion in the proxy statement for that meeting. Under the Company's By-laws, proposals of stockholders intended to be presented at the 2002 Annual Meeting of Stockholders that do not comply with Rule 14a-8(e) must be received by the Company at its principal office in Bethesda, Maryland no less than 60 days nor more than 90 days prior to the first anniversary of the Annual Meeting. If the date of the 2002 Annual Meeting of Stockholders is advanced by more than 20 days or delayed by more than 60 days from such anniversary date, a stockholder's notice must be received not earlier than the 90th day prior to such annual meeting and not later than the later of (a) the 60th day prior to the annual meeting and (b) the 10th day following the day notice of the date was mailed or public disclosure was made, whichever first occurs. A copy of the Company's By-laws may be obtained from the Secretary of the Company.

                                          By Order of the Board of Directors,

                                          /s/ F. WILLIAM CAPLE
                                          F. William Caple, Secretary

April 30, 2001

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN IF THEY HAVE SENT IN THEIR PROXIES.

                                   APPENDIX A

                            AUDIT COMMITTEE CHARTER
                               OTG SOFTWARE, INC.

I. MEMBERSHIP

     A. Number. The Audit Committee shall consist of at least three independent, financially literate members of the board of directors meeting the requirements set forth in Sections I.B and I.C. below.

     B. Independence. A director is independent if he or she is not an officer or employee of the Company or its subsidiaries, if he or she has no relationship which, in the opinion of the Company's board of directors, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director, and if he or she:

          1. Has not been an employee of the Company or any affiliate of the Company in the current year or in any of the past three years;

          2. Has no immediate family member who has been employed by the Company or an affiliate of the Company in any of the past three years (an immediate family member includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in a person's home);

          3. Is not employed as an executive of an entity other than the Company having a compensation committee which includes any of the Company's executives;

          4. Did not within the last fiscal year receive from the Company or any affiliate of the Company compensation -- other than benefits under at tax qualified retirement plan, compensation for director service or nondiscretionary compensation -- greater than $60,000; and

          5. Has not in any of the past three years been a partner in, or controlling shareholder or executive of, a for profit business organization to which the Company made or from which the Company received payment (other than payment arising solely from investments in the Company's securities) that exceeds the greater of: (i) $200,000; or (ii) more than 5% of the Company's or business organization's consolidated gross revenues.

     Under exceptional and limited circumstances, one director who has a relationship making him or her not independent, and who is not a Company employee or an immediate family member of a Company employee, may serve on the Audit Committee if the board of directors determines that the director's membership on the Audit Committee is required by the best interests of the Company and its shareholders, and discloses in the next annual proxy statement after such determination the nature of the relationship and the reasons for the determination.

     C. Financial Literacy. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, or must become able to do so within a reasonable time after his or her appointment to the Audit Committee. At least one member of the Audit Committee must have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background which result in the member having financial sophistication (such as being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities).

     D. Chairman. Unless a Chairman is elected by the board of directors, the Audit Committee shall elect a Chairman by majority vote.

II. RESPONSIBILITIES OF THE AUDIT COMMITTEE

     The Audit Committee shall assist the board of directors in fulfilling its responsibilities to shareholders concerning the Company's accounting and reporting practices, and shall facilitate open communication between the Audit Committee, board of directors, outside auditors, and management. The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the outside auditor, in accordance with its business judgment. The responsibilities set forth herein do not reflect or create any duty or obligation of the Audit Committee to plan, conduct, oversee or determine the appropriate scope of any audit, or to determine that the Company's financial statements are complete, accurate, fairly presented, or in accordance with Generally Accepted Accounting Principles or applicable law. In exercising its business judgment, the Audit Committee shall rely on the information and advice provided by the Company's management and/or its outside auditor.

     A. The Audit Committee shall review and reassess the adequacy of this charter at least annually.

     B. The outside auditor shall be accountable to the Audit Committee and the board of directors, which together shall have the ultimate authority and responsibility to nominate the outside auditor to be proposed for shareholder approval in any proxy statement, and to select, evaluate, and (where appropriate) replace the outside auditor.

     C. The Audit Committee shall ensure that they receive from the outside auditor the written disclosures and letter from the outside auditor required by Independence Standards Board Standard No. 1.

     D. The Audit Committee shall discuss with the outside auditor its independence, and shall actively engage in a dialogue with the outside auditor regarding any disclosed relationships or services that might impact the objectivity and independence of the auditor. The Audit Committee shall take, or recommend that the full board of directors take, appropriate action to oversee the independence of the outside auditor.

     E. The Audit Committee shall review and discuss with the Company's management the Company's audited financial statements.

     F. The Audit Committee shall discuss with the outside auditor the matters about which Statement on Auditing Standards No. 61 requires discussion.

     G. Based upon its discharge of its responsibilities pursuant to Sections II.C through II.F and any other information, discussion or communication that the Audit Committee in its business judgment deems relevant, the Audit Committee shall consider whether they will recommend to the board of directors that the Company's audited financial statements be included in the Company's annual reports on Forms 10-K.

     H. The Audit Committee shall prepare for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in Item 306 of Regulation S-K.

     I. The Audit Committee shall annually inform the outside auditor, the Chief Financial Officer, the Controller, and the most senior other person, if any, responsible for the internal audit activities, that they should promptly contact the Audit Committee or its Chairman about any significant issue or disagreement concerning the Company's accounting practices or financial statements that is not resolved to their satisfaction. Where such communications are made to the Chairman, he or she shall confer with the outside auditor concerning any such communications, and shall notify the other members of the Audit Committee of any communications which the outside auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Audit Committee prior to its next scheduled meeting.

     J. The Audit Committee shall direct the outside auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information, and to discuss promptly with the Chairman of the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor's review of interim financial information which are required to be discussed by Statement on Auditing Standards No. 61. The Chairman of the Audit Committee shall discuss any such matters with the outside auditor, and shall notify the other members of the Audit Committee of any discussions which the outside auditor or the Chairman in the exercise of his or her business judgment believes should be considered by the Audit Committee prior to disclosure or filing of the interim financial information, or the Audit Committee's next scheduled meeting.

     K. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose or file interim financial information prior to completion of review by the outside auditor.

     L.  The Audit Committee shall meet privately at least once per year with:
         (i) the outside auditor; (ii) the Chief Financial Officer; (iii) the Controller; and (iv) the most senior person (if any) responsible for the internal audit activities of the Company.

     M. The Audit Committee shall meet at least four times per calendar year.

                                   APPENDIX B

                 AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN

                               OTG SOFTWARE, INC.

1. Purpose

     The purpose of this Amended and Restated 2000 Stock Incentive Plan (the "Plan") of OTG Software, Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future subsidiary corporations as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code").

2. Eligibility

     All of the Company's employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted options, restricted stock awards, or other stock-based awards (each, an "Award") under the Plan. Each person who has been granted an Award under the Plan shall be deemed a "Participant".

3. Administration, Delegation

     (a) Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

     (b) Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by such executive officers.

     (c) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the executive officer referred to in Section 3(b) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officer.

4. Stock Available for Awards

     (a) Number of Shares. Subject to adjustment under Section 8, Awards may be made under the Plan for up to 3,334,071 shares of common stock, par value $0.01 per share, of the Company (the "Common Stock").

     (b) The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of each calendar year, beginning with the 2002 calendar year and continuing through the term of this Plan, by an amount equal to three percent (3%) of the shares of Common Stock outstanding on the last trading day of the preceding calendar year; provided, however, that in no event shall any such annual increase exceed 1,000,000 shares.

     (c) If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     (d) Per-Participant Limit. Subject to adjustment under Section 8, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 500,000 per calendar year. The per-Participant limit described in this Section 4(d) shall be construed and applied consistently with Section 162(m) of the Code ("Section 162(m)").

5. Stock Options

     (a) General. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

     (b) Incentive Stock Options. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

     (c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement; provided, however, that the exercise price of all Incentive Stock Options shall not be less than 100% of the fair market value of the Common Stock, as determined by the Board, at the time the Incentive Stock Option is granted.

     (d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted for a term in excess of 10 years.

     (e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

     (f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

          (1) in cash or by check, payable to the order of the Company;

          (2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

          (3) when the Common Stock is registered under the Exchange Act, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith ("Fair Market Value"), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock was owned by the Participant at least six months prior to such delivery;

          (4) payment of such other lawful consideration as the Board may determine; or

          (5) by any combination of the above permitted forms of payment.

6. Restricted Stock

     (a) Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

     (b) Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7. Other Stock-Based Awards

     The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8. Adjustments for Changes in Common Stock and Certain Other Events

     (a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock, other than a normal cash dividend and other than the stock split declared by the Board on January 18, 2000, (i) the number and class of securities available under this Plan, (ii) the number and class of securities and exercise price per share subject to each outstanding Option, (iii) the repurchase price per share subject to each outstanding Restricted Stock Award, and (iv) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this
Section 8(a) applies and Section 8(c) also applies to any event, Section 8(c) shall be applicable to such event, and this Section 8(a) shall not be applicable.

     (b) Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under the Plan at the time of the grant of such Award.

     (c) Acquisition and Change in Control Events

          (1) Definitions

             (a) An "Acquisition Event" shall mean:

                (i) any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property; or

                (ii) any exchange of shares of the Company for cash, securities or other property pursuant to a statutory share exchange transaction.

             (b) A "Change in Control Event" shall mean:

                (i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) more than 50% of either
                    (x) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company,
                    (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (iii) of this definition, or (D) any acquisition by Richard Kay (the "Exempt Person") of any shares of Common Stock; or

                (ii) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term "Continuing Director" means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

                (iii) the consummation of a merger, consolidation,
                      reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the "Acquiring Corporation") in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and

                   (y) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 20% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).

          (2) Effect on Options

             (a) Acquisition Event.  Upon the occurrence of an Acquisition Event
                 (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to an Acquisition Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); provided that if such Acquisition Event also constitutes a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company (A) one-half of the number of shares subject to the Option which were not already vested shall be exercisable upon the occurrence of such Acquisition Event and, the remaining one-half of such number of shares shall continue to become vested in accordance with the original vesting schedule set forth in such option, with one-half of the number of shares that would otherwise have first become vested becoming so vested on each subsequent vesting date in accordance with the original schedule. For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Acquisition Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Acquisition Event, the consideration (whether cash, securities or other property) received as a result of the Acquisition Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Acquisition Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Acquisition Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Acquisition Event.

                    Notwithstanding the foregoing, if the acquiring or
               succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants before the consummation of such Acquisition Event; provided, however, that in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

             (b) Change in Control Event that is not an Acquisition Event.  Upon the occurrence of a Change in Control Event that does not also constitute an Acquisition Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, the vesting schedule of such Option shall be accelerated in part so that one-half of the number of shares that would otherwise have first become vested on any date after the date of the Change in Control Event shall immediately become exercisable. The remaining one-half of such number of shares shall continue to become vested in accordance with the original vesting schedule set forth in such Option, with one-half of the number of shares that would otherwise have first become vested becoming so vested on each subsequent vesting date in accordance with the original schedule.

          (3) Effect on Restricted Stock Awards

             (a)Acquisition Event that is not a Change in Control Event.  Upon the occurrence of an Acquisition Event that is not a Change in Control Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

             (b)Change in Control Event.  Upon the occurrence of a Change in
                Control Event (regardless of whether such event also constitutes an Acquisition Event), except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, the vesting schedule of all Restricted Stock Awards shall be accelerated in part so that one-half of the number of shares that would otherwise have first become free from conditions or restrictions on any date after the date of the Change in Control Event shall immediately become free from conditions or restrictions. Subject to the following sentence, the remaining one-half of such number of shares shall continue to become free from conditions or restrictions in accordance with the original schedule set forth in such Restricted Stock Award, with one-half of the number of shares that would otherwise have first become free from conditions or restrictions becoming free from conditions or restrictions on each subsequent vesting date in accordance with the original schedule.

          (4) Effect on Other Awards

             (a)Acquisition Event that is not a Change in Control Event.  The
                Board shall specify the effect of an Acquisition Event that is not a Change in Control Event on any other Award granted under the Plan at the time of the grant of such Award.

             (b)Change in Control Event.  Upon the occurrence of a Change in
                Control Event (regardless of whether such event also constitutes an Acquisition Event), except to the extent specifically provided to the contrary in the instrument evidencing any Award or any other agreement between a Participant and the Company, the vesting schedule of all other Awards shall be accelerated in part so that one-half of the number of shares that would otherwise have first become exercisable, realizable, vested or free from conditions or restrictions on any date after the date of the Change in Control Event shall immediately become exercisable, realizable, vested or free from conditions or restrictions. Subject to the following sentence, the remaining one-half of such number of shares shall continue to become exercisable, realizable, vested or free from conditions or restrictions in accordance with the original schedule set forth in such Award, with one-half of the number of shares that would otherwise have first become exercisable, realizable, vested or free from conditions or restrictions becoming so exercisable, realizable, vested or free from conditions or restrictions on each subsequent vesting date in accordance with the original schedule.

          (5) Limitations.  Notwithstanding the foregoing provisions of this
     Section 8(c), if the Change in Control Event is intended to be accounted for as a "pooling of interests" for financial accounting purposes, and if the acceleration to be effected by the foregoing provisions of this Section 8(c) would preclude accounting for the Change in Control Event as a "pooling of interests" for financial accounting purposes, then no such acceleration shall occur upon the Change in Control Event.

9. General Provisions Applicable to Awards

             (a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by peration of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

             (b) Documentation. Each Award shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

             (c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

             (d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

             (e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may, to the extent then permitted under applicable law, satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

             (f) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

             (g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

             (h) Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of restrictions in full or in part or that any other Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

10. Miscellaneous

             (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

             (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

             (c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board. No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

             (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time.

             (e) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.
                                          Adopted by the Board of Directors of
                                          the Company on January 18, 2000.

                                          Approved by the stockholders of the
                                          Company on February 17, 2000.

                                          Amended and Restated by the Board of
                                          Directors on April 24, 2001.

                                    PROXY

                              OTG SOFTWARE, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Richard A. Kay, F. William Caple and Ronald
W. Kaiser, or any of them, each with full power of substitution, the lawful attorneys and proxies of the undersigned to attend the Annual Meeting of Stockholders of OTG Software, Inc. on May 31, 2001 and any adjournments or postponements thereof, to vote the number of shares the undersigned would be entitled to vote if personally present, and to vote in their discretion upon any other business that may properly come before the meeting.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1,2,3 AND 4. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED BY ANY MEANS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.



-----------                                                          -----------
SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                                 SIDE
-----------                                                          -----------

                                  DETACH HERE




  [X] Please mark
      votes as in
      this example.


PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.


1. To elect the following two (2) Class I Directors (except as                                               FOR   AGAINST  ABSTAIN
   marked below) for a three (3) year term.                      2. To amend and restate the Company's 2000  [ ]     [ ]       [ ]
                                                                    Stock Incentive Plan to increase the
   Nominees: (01) Joseph R. Chinnici (02) Donald B. Hebb, Jr.       number of shares authorized under the
                                                                    plan from 1,834,071 to 3,334,071.
                FOR     [ ]     [ ]     WITHHELD
                ALL                     FROM ALL                 3. To approve the continuance of the        [ ]     [ ]       [ ]
             NOMINEES                   NOMINEES                    Company's 2000 Stock Incentive Plan.

   [ ]                                           MARK HERE  [ ]  4. To ratify the selection by the Board of  [ ]     [ ]       [ ]
      ______________________________________    FOR ADDRESS         Directors of KPMG LLP as the Company's
      For all nominees except as noted above    CHANGE AND          independent auditors for the current
                                                NOTE BELOW          fiscal year.

                                                                 5. To transact such other business as may
                                                                    properly come before the meeting or
                                                                    any adjournment thereof.

                                                                 MARK HERE IF YOU PLAN TO ATTEND THE MEETING                   [ ]

                                                                 Please sign exactly as name appears hereon. If the
                                                                 stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should add their titles.


Signature:                               Date:           Signature:                              Date:
          ------------------------------      ----------           -----------------------------       ---------